UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

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INNSUITES HOSPITALITY TRUST
(Exact Name of Registrant as Specified in Charter)

Ohio                                                         001-07062                                                                        34-6647590
(State or Other Jurisdiction                              (Commission                                                                 (IRS Employer
of Incorporation)                                                 File Number)                                                                 Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue,
                     Suite 102, Phoenix, Arizona                                        85020
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code    (602) 944-1500

__________________Not Applicable___________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On May 8, 2009, the Board of Trustees of InnSuites Hospitality Trust (the “Trust”) appointed Mr. Robert Mazakis to serve as principal accounting officer of the Trust.  He will assume that position in addition to his duties as the Trust’s Controller.

Mr. Mazakis, age 32, has been the Trust’s Controller since April 20, 2009. From November 2006 until April 2009, Mr. Mazakis served as Financial Controller at W Holdings, a real estate development company. From 2000 until November 2006, Mr. Mazakis was employed by the Trust and during that time served as Staff Accountant, Assistant Controller and Controller.

Mr. Mazakis was not appointed to his new position pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

Mr. Mazakis has not entered into any material plan, contract or arrangement in connection with his appointment as the Trust’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:  /s/ Anthony B. Waters
Anthony B. Water
Chief Financial Officer

Date:  May 13, 2009